UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53912	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Mr. Wheeler

On June 20, 2023, David Wheeler executed a one-year employment agreement with an effective date of May 1, 2023 (the “Wheeler Employment Agreement”) with the Company to serve as the Company’s Interim President. Under the Wheeler Employment Agreement, Mr. Wheeler will receive an annual base salary for the period equal to $375,000, a monthly expense allowance of $3,400, and thereafter any increase will be determined by the Executive Committee with input from the Company’s compensation consultant. In addition, Mr. Wheeler is eligible to participate in any current or future bonus, incentive, and other compensation plans available to the Company’s executives. Mr. Wheeler shall further receive a grant that is an equivalent to the economic value of 40,000 Performance Units under the Silver Star Properties REIT, Inc. and Hartman XX Limited Partnership 2023 Incentive Award Plan (the “Plan”). The Wheeler Employment Agreement may be terminated by us at any time and for any reason (or no reason), and with or without cause, provided if the agreement is terminated without cause, we are required to provide Mr. Wheeler with all accrued benefits and his base salary rate until the end of the term of the Employment Agreement.

The foregoing description of the Wheeler Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Wheeler Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Employment Agreement with Mr. Racusin

On June 20, 2023, Michael Racusin executed a one-year employment agreement with an effective date of May 1, 2023 (the “Racusin Employment Agreement”) with the Company to serve as the Company’s Senior Vice President, General Counsel, and Corporate Secretary. Under the Racusin Employment Agreement, Mr. Racusin will receive an annual base salary for the period equal to $275,000 and thereafter any increase will be determined by the Executive Committee with input from the Company’s compensation consultant. In addition, Mr. Racusin is eligible to participate in any current or future bonus, incentive, and other compensation plans available to the Company’s executives. Mr. Racusin shall further receive a grant that is an equivalent to the economic value of 25,000 Performance Units under the Plan. The Racusin Employment Agreement may be terminated by us at any time and for any reason (or no reason), and with or without cause, provided if the agreement is terminated without cause, we are required to provide Mr. Racusin with all accrued benefits and his base salary rate until the end of the term of the Employment Agreement.

The foregoing description of the Racusin Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Racusin Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits

Exhibit Number	Exhibit Description
10.1	Employment Agreement D. Wheeler
10.2	Employment Agreement M. Racusin

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.
(Registrant)
Date: June 23, 2023	By:	/s/ Michael Racusin
Michael Racusin
Senior Vice President, General Counsel, and Corporate Secretary